Registration No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

KING RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3784149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Unit 1813, 18/F, Fo Tan Industrial Centre
26-28 Au Pui Wan Street
Fo Tan, Hong Kong
+ 852 3585 8905
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KING RESOURCES, INC. 2022 STOCK INCENTIVE PLAN

(Full title of the plan)

FU Wah

Chief Executive Officer

King Resources, Inc.

+ 852 2818 7199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jenny Chen-Drake, Esq.

CHEN-DRAKE LAW

1441 New Highway 96 West Suite 2, #123

Franklin, Tennessee 37064

(310) 358-0104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register 331,000,000 additional shares of Common Stock issuable pursuant to the Registrant’s 2022 Stock Incentive Plan (the “Plan”).

Pursuant to the Registration Statement on Form S-8 (File No. 333-266626) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 8, 2022 as amended by Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on September 15, 2022 (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 202,000,000 shares of Common Stock under the 2014 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference, to the extent not superseded hereby.

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)	Our Annual Report on Form 10-K (File No. 000-56396) for the fiscal year ended March 31, 2023 filed with the SEC on July 14, 2023, pursuant to Section 13(a) under the Exchange Act of 1934 (the “Exchange Act”);

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the document referred to in (1) above;

(3)	Our Current Report on Form 8-K filed with the SEC on November 20, 2023;

(4)	Our Current Report on Form 8-K filed with the SEC on January 4, 2024; and

(5)	The description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K (File No. 000-56396) for the fiscal year ended March 31, 2022 filed with the SEC on July 14, 2023, pursuant to Section 13(a) under the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

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Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Title	Herewith	Form	File No.	Date Filed
4.1	Certificate of Incorporation		Form 10 (Exhibit 3.1)	000-56396	02/14/2022
4.2	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock		Amendment No. 1 to Form 10 (Exhibit 3.2)	000-56396	03/25/2022
4.3	Amended and Restated Bylaws		Form 10 (Exhibit 3.3)	000-56396	02/14/2022
4.4	Specimen Stock Certificate		Amendment No. 1 to Form 10 (Exhibit 4.1)	000-56396	3/25/2022
5.1	Opinion of Chen-Drake Law, P.C. regarding legality of securities being registered	X
10.1	Form of Consultancy Agreement		Form S-8 (Exhibit 10.1)	333-266626	8/8/2022
23.1	Consent of J&S Associate PLT, Independent Registered Public Accounting Firm	X
23.2	Consent of Chen-Drake Law, P.C. (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page)	X
99.1	King Resources, Inc. 2022 Stock Incentive Plan		Form S-8 (Exhibit 99.1)	333-266626	8/8/2022
107	Calculation of Filing Fee Table	X

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 9th day of February, 2024.

King Resources, Inc.

By:	/s/ FU Wah
Fu Wah
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints FU Wah, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of King Resources, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Fu Wah FU Wah	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	February 9, 2024

/s/ WONG Kan Tat Frederick WONG Kan Tat Frederick	Independent Director	February 9, 2024
/s/ LO Mei Fan Pauline LO Mei Fan Pauline	Independent Director	February 9, 2024

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